EXHIBIT 99



                      PHASE I OF THE TERRA NETWORKS, S.A.
                             STOCK OPTION PROGRAM:

                                    FORM OF

                              TERRA NETWORKS, S.A.
                        STOCK OPTIONS TRANSFER AGREEMENT

                               -------------, ---



                                    between


                              TERRA NETWORKS, S.A.


                                      and

                                ----------------

                               as the Beneficiary

                                    CONTENTS







THE PARTIES...................................................................


RECITALS......................................................................


CLAUSES.......................................................................

1.      Subject Matter........................................................
2.      Exercise of the Options...............................................
3.      Conditions for exercise of the Options................................
4.      Termination of the Agreement..........................................
5.      Notices...............................................................
6.      Miscellaneous.........................................................
7.      Governing law and jurisdiction........................................









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                               TRANSFER AGREEMENT


Made in Madrid, on ________ __, ____ by and


                                    BETWEEN


I. TERRA NETWORKS, S.A., a company organized and existing under the laws of Spain, with registered offices at Avda. de las Dos Castillas, number 33, Atica 1, 28223 Pozuelo de Alarcon (Madrid) with identification number (N.I.F.) A-82.196.080 (hereinafter "TERRA"). TERRA is represented herein by its Chief Financial Officer, Antonio de Esteban Quintana, and its Corporate Human Resources Director, Carmen Casares Nino

AND

II. holder of ______ social security/passport number, who has reached the age of majority, with address at ________________________________, acting on his/her own behalf (hereinafter the "Beneficiary").

TERRA and the Beneficiary shall hereinafter be referred to each individually as a Party and jointly as the Parties to this Agreement.

                                    RECITALS

I. WHEREAS, in light of the growing competition in the telecommunications market and the globalisation of the sector, TERRA desires to establish an incentive plan for employees of its subsidiaries and/or affiliates in Spain and abroad and, in particular, the subsidiaries in Mexico, Brazil, Chile, Peru, Guatemala, Argentina and the United States (hereinafter referred to as the "Terra Group"), as a means of encouraging their continued employment in the Terra Group, thereby maintaining their loyalty to the companies that make up the Terra Group for the duration of the incentive plan.

II. WHEREAS, given the Beneficiary's status as an employee of _____________, a company belonging to the Terra Group, it is the intent of TERRA, pursuant to the policy described above and in accordance with the provisions of this Agreement, to transfer Options over a number of its stock shares (each one of them hereinafter referred to individually as a "Share" and all of them jointly as the "Stock") in favour of the Beneficiary.

III. WHEREAS, in order to facilitate the exercise of the options by the Beneficiary, the options shall be settled by cash differences and entitle the Beneficiary to receive, pursuant to the terms set forth herein, an amount in cash or in Stock.

IV. WHEREAS, the future trading price of the Stock shall serve as the valuation basis for calculating the compensation obtained by the Beneficiary, within the framework of the incentive plan, on exercising the options. This provides a reliable measure of TERRA's performance and a means of assessing the performance of the Beneficiary within the Terra Group as the compensation due depends on the future evolution of the trading price of the Stock.

V. WHEREAS, in order to achieve the objectives of the incentive plan set forth in Recital I above, it is essential that the exercise of the options transferred to the Beneficiary be subject to common, uniform procedures and conditions that ensure that the incentive plan is effectively designed to meet the objective of encouraging employees to remain with the Terra Group for the term of the options, as well as at generating shareholder value and developing a common company culture both at the national and international levels, and to facilitate by means of a common incentive plan the geographical mobility of employees of the Terra Group companies.


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VI.    NOW, THEREFORE it is the intent of TERRA and the Beneficiary to enter into this Agreement for the transfer of stock options (hereinafter the "Agreement") and to establish the procedure and conditions for exercising the options subject to the provisions set forth as follows:


                                    ARTICLES

ONE.   SUBJECT MATTER

1.1 Transfer of the Options: TERRA herein transfers to the Beneficiary _____ Stock options (hereinafter "Options"). Each Option shall entitle the Beneficiary to acquire a Share on the terms and conditions set forth herein.

1.2 Exercise price: The Options transferred by TERRA to the Beneficiary hereunder have an exercise price of ELEVEN POINT EIGHTY-ONE EUROS (EUR11.81), equal to the share price at the company's initial public offering, as provided in the prospectus registered October 29, 1999 with the Comision Nacional del Mercado de Valores (National Stock Market Commission).

1.3 Certificate of Options: TERRA herein delivers to the Beneficiary a certificate evidencing the number of Options granted to the Beneficiary, which certificate shall be incorporated into this Agreement as an Annex.

1.4 Non-transferability of the Options: The rights of the Beneficiary under the Options are granted personally thereto and are non-transferable and non-negotiable.

1.5 Scope of the Options: Subject to the terms of subsection 4.1 below, the Parties expressly agree that the Options shall extend to any securities, assets or funds as may replace or entitle the Stock in the event, inter alia, of a merger.

TWO.   EXERCISE OF THE OPTIONS

2.1 Non-exercise period: Except as provided in Articles Three and Four below, in no event may the Options be exercised prior to December, 2001.

2.2 Exercise dates: Subject to terms of subsection 2.1 above, the Options may be exercised according to the dates (each one of them referred to as an "Exercise Date") and limits set out below, provided the conditions for exercise provided in Clause Three below are met at the Exercise Date in question:

       -------------------------------------------------------------------------

         Exercise date            Proportion of exercisable Options
       -------------------------------------------------------------------------

         December 2001     A maximum of one third of the Options held by the
                           Beneficiary.
       -------------------------------------------------------------------------

          January 2003     A maximum of two thirds of the Options held by the
                           Beneficiary, unless the Options were exercised on
                           the previous Exercise Date.
       -------------------------------------------------------------------------

         February 2004     All of the Options remaining to be exercised.
       -------------------------------------------------------------------------

       Between each of the Exercise Dates regulated in the table above, TERRA shall establish on a quarterly basis other dates on which the Options may be exercised (each one also referred to hereinafter as "Exercise Date"). For these purposes, TERRA undertakes in each case to notify the Beneficiary at least thirty (30) business days in advance of each of these Exercise Dates as to the exact day and month of the Exercise Dates. Each of the Exercise Dates stipulated in the preceding table and the subsequent quarterly Exercise Dates until the next following Exercise Date provided in the table (but not including the same) shall make up a "Period".

       The last Period (within the meaning of the preceding paragraph) shall include only the last Exercise Date (in February 2004), as there shall be no Exercise Dates subsequent thereto.


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       The limits established for each Exercise Date in the preceding table shall be understood to refer to the entire Period, such that the Beneficiary cannot exceed in any one Period the limits established in the table for the first Exercise Date.

2.3 Exercise procedure: A Beneficiary wishing to exercise the Options vested, according to the Exercise Dates and the limits set forth in subsections 2.1 and 2.2 above, shall notify Terra twenty (20) business days prior to the Exercise Date pursuant to Article Five below, as to the number of Options the Beneficiary proposes to exercise.

       Exercised Options shall be paid out in cash differences and the Beneficiary shall be given Stock or a cash amount according to the settlement procedure provided in subsection 2.4 below; the option between one form of payment or the other shall rest exclusively with TERRA. For these purposes, the Beneficiary shall specify in the notice the securities account in which he wishes the Stock to be deposited, where applicable, as well as the bank account to which he wishes the cash amount to be transferred and, where applicable, the cash balance resulting from the pay-out in Stock.

2.4 Pay-out: The TERRA Nominations and Remuneration Committee, in collaboration with the TERRA management, shall carry out the calculations described below to settle the Options for cash differences. The purpose of the pay-out regulated in this subsection is to deliver to the Beneficiary a net amount, in Stock or cash, after deducting all those amounts payable by the Beneficiary in relation to the exercise of the Option. Consequently, the procedure to be followed is:

       (i) Determine the arithmetic mean of the Stock price weighted by the trading volume of the ten (10) trading days immediately following the Exercise Date (hereinafter, the "Average Value"). Where as a result of a change in the trading price between the date of the Beneficiary notice referred to in subsection 2.3 above and the trading days taken as basis for calculating the Average Value, the latter is lower than the exercise price of the Options, the exercise price shall be taken to be equal to the Average Value.

       (ii) Multiply the number of Options exercised by the Average Value (hereinafter, the "Gross Amount").

       (iii) Deduct from the Gross Amount the result of multiplying the exercise price by the number of Options exercised.

       (iv) The Gross Amount shall also be reduced by any such withholding, tax prepayments and other deductions or taxes as may be required by law.

       The amount yielded by subtracting from the Gross Amount the deductions provided in subparagraphs (iii) and (iv) above shall hereinafter be referred to as the "Net Amount".

       Once the Net Amount has been determined, TERRA may at its sole discretion choose between:

       (i) depositing in the securities account designated for such purpose by the Beneficiary the integer number of Stock shares yielded by dividing the Net Amount by the Average Value, within fifteen (15) business days after the Exercise Date. The cash balance of the Net Amount remaining after this operation and which cannot be delivered in the form of Stock because it is less than the Average Value shall be delivered to the Beneficiary in Euros (or the equivalent amount in legal currency of Spain) by money transfer to the bank account number specified by the Beneficiary in the notice; or

       (ii) depositing in the bank account designated for such purpose by the Beneficiary a cash amount equal to the Net Amount (in Euros or the equivalent amount in the legal currency of Spain).

2.5 Settlement adjustment: Should a decision be made by TERRA capable of having a material-deep adverse effect on the Stock price or of diluting the value of the Stock (including, but not limited to, capital increases with issue of bonus shares or shares for less than full consideration,


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       capital reductions with refund of contributions, capital increases with issue of shares at prices below the trading price, reduction of the par value of the shares, or a share split), the TERRA Nominations and Remuneration Committee shall make the necessary valuation adjustments so that the Beneficiary's remuneration is not affected by such circumstances, which are unrelated to the Beneficiary's work performance in the Terra Group. This adjustment shall in all events be carried out according to purely objective criteria.

       As soon as the Nominations and Remuneration Committee approves the valuation adjustment provided in the preceding paragraph, TERRA shall send the Beneficiary a notice explaining the adjustment and the procedure to be followed thereafter for calculating the pay-out.

2.6 Death of Beneficiary: In the event of death of the Beneficiary before he has exercised all of his Options, the rightful heirs of the Beneficiary, after duly evidencing such status, shall receive in advance the amount in Stock or cash to which the Beneficiary would have been entitled for the unexercised Options according to the valuation calculation set forth in subsection 2.4 above. For these purposes, the Average Value shall be determined by the TERRA management on the basis of the closing price of the Stock on the stock market session of the day of the Beneficiary's death, which shall be evidenced by means of a copy of the relevant death certificate.

       TERRA shall deliver to the heirs the cash or the Stock and cash balance, as applicable, to which the Beneficiary would have been entitled for the unexercised Options within twenty (20) business days after receipt of the death certificate.

2.7 Beneficiaries without residence in Spain: Beneficiaries whose tax residence is outside Spain must evidence such circumstance by means of the relevant certificate of residence issued for such purpose by the competent tax authorities. This certificate must be submitted to TERRA together with the notice of exercise set forth in subsection 2.3 above. Failure to comply with this condition shall result in the pay-out procedure for Options exercised by the Beneficiary being carried out as if the Beneficiary had tax residence in Spain.

THREE. CONDITIONS FOR EXERCISE OF THE OPTIONS

In order to exercise the Options, the Beneficiary must necessarily be an employee of the Terra Group on the Exercise Date. In the event that on the Exercise Date in which the Beneficiary would have chosen to exercise his Options the Beneficiary is no longer an employee of a Terra Group company, the following provisions shall apply:

(i)    Unilateral voluntary termination of the employment relation by the
       Beneficiary: if the Beneficiary, for whatever reason, voluntarily and unilaterally terminates his employment relation with the Terra Group before all of his Options have been exercised, he shall lose Beneficiary status and forfeit his right to receive Stock or any amount whatsoever in respect of the Options not exercised as of that date.

(ii) Termination of employment relation for lack of renewal of the Beneficiary's employment agreement: If the Terra Group decides not to renew Beneficiary's temporary contract before the latter has exercised all of his Options, the Beneficiary shall lose his status as such and forfeit his right to receive Stock or any amount whatsoever for the Options not exercised as of the date of termination.

(iii) Termination for cause: If the Terra Group terminates the employment relation with the Beneficiary before the latter has exercised all of his Options for cause, and such termination is declared, as applicable, rightful or justified in a final unappealable ruling by the court or authority with competence in each jurisdiction, the Beneficiary shall lose his status as such and hence his right to receive Stock or any amount whatsoever for the Options not exercised as of the date of termination.

(iv) Retirement or equivalent situations, disability, wrongful or unjustified dismissal, mutual accord or unilateral dismissal by the Terra Group: In the event of (i) retirement or equivalent situations, (ii) final declaration of permanent disability, (iii) termination of the employment relation declared wrongful or unjustified by the court or authority with competence in each jurisdiction, (iv) termination of the employment


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


       relation by mutual accord of the Terra Group and the Beneficiary,
       (v) unilateral dismissal by the Terra Group or, where applicable, loss of trust by the latter in Beneficiary, before the Beneficiary has exercised all of his Options, the unexercised Options of the Beneficiary shall be settled immediately as provided in subsection 2.4 above.

       For these purposes, the Average Value shall be determined by the TERRA Nominations and Remuneration Committee on the basis, in each case, of the Stock price weighted by the trading volume of the trading days of the week in which (i) the Beneficiary retires, (ii) the final resolution of permanent disability is issued, (iii) a final order of wrongful or unjustified termination of employment is entered, (iv) the mutual accord to terminate the employment relation between the Terra Group and the Beneficiary is reached, or (v) the Beneficiary is unilaterally dismissed by the Terra Group.

       TERRA shall deliver to the Beneficiary the cash or the Stock and cash balance, as applicable, to which the Beneficiary is entitled for the unexercised Options within twenty (20) business days after the last business day of the week in which the Average Value is calculated according to the preceding paragraph.

       The amounts received under the preceding paragraph must be immediately returned to TERRA by the Beneficiary if the Beneficiary, either directly or through any companies in which he holds any interest or any entities related to the Beneficiary, in his own name or jointly with other entities or on behalf of any other person or entity, directly or indirectly prior to the last Exercise Date (as defined in subclause 2.2 above): (i) initiates, continues or becomes involved in any activity that directly or indirectly competes with the business of the Terra Group, (ii) provides advisory services to or in any way collaborates, whether as agent, employee or otherwise, with any person or entity that competes directly or indirectly with the business of the Terra Group,
       (iii) provides any information regarding the Terra Group business to a third party, including, but not limited to, client lists, know-how and strategies, or (iv) promotes or recommends the recruitment of any Terra Group employee to another employer.

       If after the last Exercise Date (as defined in subsection 2.2 above) (i) the competent court or authority in each jurisdiction taking under consideration the propriety or impropriety of the termination of the Beneficiary's employment has not yet entered a ruling or such ruling is not final, or (ii) the authority or court responsible for determining the degree of the Beneficiary's disability has not yet reached a final decision, the Beneficiary shall retain his status as such and TERRA shall withhold the cash or the Stock and cash balance, where applicable. Once a final ruling of wrongful dismissal or permanent disability is handed down, TERRA shall deliver to the Beneficiary the cash or Stock and cash balance, where applicable, to which the Beneficiary is entitled. In the event the court or other authority rules the dismissal justified, the Beneficiary shall be entitled to no cash or Stock whatsoever.

FOUR.  TERMINATION OF THE AGREEMENT

4.1 Change of control: In the event of a change of control (as defined below) of Telefonica, S.A., TERRA or any Terra Group company in which the Beneficiary is employed, the Beneficiaries shall receive the cash or Stock and cash balance to which they are entitled for the exercise of the Options according to the procedures laid down in Articles Two and Three.

       A change of control of TERRA shall be understood to be any circumstance that leads to TERRA no longer being part of the Telefonica group within the meaning of Article 4 of the Stock Market Act 24/1988 (Ley del Mercado de Valores) and Article 42 of the Spanish Commerce Code (Codigo de Comercio).

       Similarly, a change of control in the Terra Group company in which the Beneficiary is employed shall be understood to be any circumstance that leads to the said company no longer being part of the Telefonica group within the meaning of the preceding paragraph.

       A change of control in Telefonica, S.A. shall mean any acquisition of
       (i) stock, (ii) convertible bonds or options or warrants, (iii) any other instrument that directly or indirectly entitles its holder to make a subscription for or acquisition of Telefonica, S.A. shares, whereby a percentage equal to or greater than 10% of Telefonica, S.A. shares


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


       (that is, either event (i), (ii) or (iii)) is acquired or could be acquired and that consequently entails the prior notice obligation provided in Article 53 of the Stock Market Act 24/1988 pursuant to Royal Decree 377/1991 of March 15, 1991.

       Similarly, the following shall also be understood to be a change of control for the purposes hereof: (i) any modification in the majority composition of the Board of Directors of Telefonica, S.A. as its stands at November 30, 1999 as a result of a change in the shareholder structure of Telefonica, S.A., (ii) application by Telefonica, S.A. or TERRA for receivership or declaration by Telefonica, S.A. or TERRA of bankruptcy, or court takeover of the former, (iii) adoption of a winding-up or liquidation resolution in Telefonica, S.A or TERRA,
       (iv) disposal or encumbrance in any way and under any title of more than 50% of the assets of Telefonica, S.A. or of TERRA, and (v) any event which results in that the Telefonica, S.A shareholders as of November 30, 1999 no longer control or own at least 75% of the capital share of Telefonica, S.A. or of the resulting entity, as applicable.

       In the event there occurs a change of control, the TERRA Nominations and Remuneration Committee shall determine the Average Value on the basis, inter alia, of the closing price of the Stock on the day preceding the date of the change of control.

       The date on which the change of control occurs is understood to be the earliest of the following: the date of (a) knowledge of the change of control, (b) filing of the notice provided in Royal Decree 377/1991 of 15 March 1991 or the one referred to by Circular 2/1993 of the Sociedad Rectora de la Bolsa de Madrid (Madrid Stock Exchange Governing Commission), (c) modification in the majority composition of the Telefonica, S.A. Board of Directors with respect to its composition at 30 November 1999 as a result of a change in the shareholder structure,
       (d) the filing of the application for receivership or the court order of bankruptcy or the decision ordering court takeover, (e) adoption of the winding-up or liquidation resolution, (f) the disposition or encumbrance in any manner and under any title of more than 50% of the assets, and
       (g) the event as a consequence of which the shareholders as at 30 November 1999 no longer control or own at least 75 % of the capital stock.

4.2 Non-compliance with conditions for exercise: The Beneficiary shall forfeit all rights in respect of the Options in the event of non-compliance with any of the conditions for exercise set forth in Article Three.

4.3 Automatic termination: In any event, this Agreement shall be rendered null and void and the Beneficiary shall forfeit all rights in the Options after the last Exercise Date. Prior to the last Exercise Date, as set forth in subsection 2.2 above, TERRA shall notify the Beneficiary at least thirty (30) business days in advance, pursuant to Article Five above, as to the number of Options still to be exercised at that time.

FIVE.  NOTICES

5.1 Form: All notices between the Parties pursuant to this Agreement and those which must be exchanged by the Beneficiaries and either Party hereto shall be in writing, by letter or fax, unless otherwise required by law.



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5.2    Addresses: The Parties designate the following addresses for notification purposes:

       (i)    Terra NETWORKS, S.A.
              Address: Avda. de las Dos Castillas, numero 33, Complejo Atica, edificio 1-1(a) planta, 28223 Pozuelo de Alarcon, Madrid. Contact person: Carmen Casares
              Telefax: (34) 91 452 31 40

       (ii)   _______________

              Address:


5.3 Change of address: Any change in the above information must be notified by the affected Party to the other Party in the manner provided in subsection 5.1 above.

SIX.   MISCELLANEOUS

6.1 Whole agreement: This Agreement contains the whole agreement between the Parties in relation to the subject matter hereof and supersedes any other agreements.

6.2 Assignments: Neither Party may assign its rights and obligations under this Agreement without the prior written consent of the other Party. Without prejudice to the above, the Options shall in no event and under no title be transferable by the Beneficiary, as provided in subsection
       1.4 above.

6.3 Business days: For the purposes hereof, a business day is understood to be any day on which (i) there is a trading session on the Madrid Stock of Exchange with no suspension or restriction of trading of the Stock for any reason and (ii) bank offices in Madrid are open to the public to perform financial transactions. In the event that any of the dates provided for in this Agreement does not fall on a business day, the date provided herein shall be understood to fall on the next following business day.


SEVEN. GOVERNING LAW AND JURISDICTION

7.1 Governing law: This Agreement shall be governed and construed according to the laws of Spain.

7.2 Jurisdiction: The Parties hereto waive any other jurisdiction to which they may be entitled and expressly submit to the jurisdiction of the courts of the city of Madrid in relation to any disputes that may arise in relation to this Agreement.


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


IN WITNESS WHEREOF, the Parties hereto have hereunto set their hand in two (2) counterparts, initialling each page hereof, at the place and date first above written.


                                                    Terra NETWORKS, S.A.
                                                    P.p.


       -----------------------                      ----------------------------
                                                    Antonio de Esteban Quintana


                                                       -------------------------
                                                       Carmen Casares Nino










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


                                                                         ANNEX-1

                                  CERTIFICATE

                              TERRA NETWORKS, S.A.
                       with registered office in Madrid,



GRANT OF ______ OPTIONS OVER SHARES OF TERRA NETWORKS, S.A. SUBJECT TO THE
STOCK OPTIONS TRANSFER AGREEMENT ENTERED INTO ON _______ __, ___ AND PURSUANT TO THE INCENTIVE PLAN

This Certificate represents ____ irrevocable purchase Options over stock of Terra Networks, S.A. (hereinafter, the "Options") granted by the latter to _____ (hereinafter, the "Beneficiary"). Each Option entitles the Beneficiary to acquire one share of Stock and shall have an Exercise Price of ELEVEN POINT EIGHTY-ONE EUROS (EUR11.81).

The Options have been granted by Terra Networks, S.A. under the Options Transfer Agreement entered into by _____________ and the Beneficiary on _________ __, ___(hereinafter, the "Agreement"). The number of Options transferred to the Beneficiary is set out in the following table:

                        ===============================
                               Number of Options
                        -------------------------------
                                  ------------
                        ===============================

The Options documented herein shall be only be exercisable according to the procedure and the terms and conditions set forth in the Agreement.

This certificate is not a security and is not negotiable. The rights of the Beneficiary under the Agreement are not incorporated into this certificate and the transfer, endorsement or encumbrance of this certificate shall in no even imply the transfer or encumbrance of the said rights.


NOW, THEREFORE, considering the obligations assumed by Terra Networks, S.A. and contained in the Agreement and in this document, Terra Networks, S.A. signs this Certificate on this day _________ __, ____.


Terra Networks, S.A.
P.p.


---------------------------
Antonio de Esteban Quintana


---------------------------
Carmen Casares Nino

                          GENERAL TERMS AND CONDITIONS



                      PHASE II OF THE TERRA NETWORKS, S.A.

                              STOCK OPTION PROGRAM












                                                                   DECEMBER 2000

                         GENERAL TERMS AND CONDITIONS


                      PHASE II OF THE TERRA NETWORKS, S.A.


                              STOCK OPTION PROGRAM


Terra Networks, S.A., a company validly incorporated and in existence in accordance with the laws of Spain, with its registered office at Nicaragua 54, 08029 Barcelona, and with Fiscal ID number A-82.196.080 (hereinafter, the "Company") has decided to implement Phase II of the Stock Option Plan of the Company (hereinafter, the "Program") by granting options in respect of shares in the Company (hereinafter, the "Options") for the purpose of enhancing the motivation and loyalty and rewarding the work carried out by employees of the Terra Lycos Group based on their length of service and strategic contribution to the business of the Company.


In order to regulate the terms and conditions of grant and exercise of the Options, the Company has approved the following terms and conditions of the Program which are applicable to all Options granted pursuant thereto.

1.     PARTICIPANTS


Those employees, executives and directors of the Company and its Spanish and foreign subsidiaries (hereinafter jointly referred to as the "Terra Lycos Group") who are so invited may participate in the Program.


Those employees who are undergoing a trial period at the option Grant Date (as hereinafter defined) shall be deemed to be Participants on condition that they successfully complete the said trial period and fulfil the foregoing conditions. For the purposes of the Stock Plan a general trial period is established of six months from the date of joining the Terra Lycos Group.


Participants who are resident for tax purposes outside Spain must evidence this fact prior to each Exercise Date of their Options by means of the corresponding certificate of residency issued by the competent tax authorities. Failure to comply with this condition will result in settlement of the Options which the Participant exercises taking place as if the Participant were resident in Spain for tax purposes.

2.     GENERAL FEATURES OF THE PROGRAM

2.1    Nature

       Inclusion of the Participant in the Program shall not entitle the same to participate in subsequent grants or plans which may be established by the Company.

       The profit which the Participant may obtain from his or her participation in the Program shall not form part of his or her normal or established remuneration for the purposes of calculating compensation for dismissal, leaving payment, compensation for redundancy, end of service payment, bonus, compensation for non-competition, length of service bonus, pension or retirement benefits, compensation for early retirement, or damages or any other type of payment due from the company to the person rendering his or her services.

2.2    Limit of entitlement

       On joining the Program, the Participant acknowledges:

       a)     That his or her participation in the Program is voluntary.

       b) That, except as otherwise stated in this document, entitlement to exercise the Options shall cease at the time when the Participant ceases in his or her employment relationship with the Terra Lycos Group company.

       c) That acceptance by the Participant implies agreement to each and every one of the terms and conditions, and consequently no partial waiver or acceptance thereof shall be permitted.

       Furthermore, when joining the Program, the Participant:

       a) Authorises the Company, and therefore the person or persons responsible for administering the Program, to disclose such information and data which the Company obtains from the Participant to any Terra Lycos Group company for the appropriate administration thereof.

       b) Recognises the Board of Director's authority, or any delegated entity, for the implementation, administration and interpretation of the Stock Options Plan, and its authority to propose or approve any modifications which may be deemed needed for its management and to achieve its objectives.

3.     OPTIONS

3.1    Grant of the Options

       In order to achieve the proposed objectives the Company shall grant to each of the Participants joining the Program the number of Options indicated thereto in the Letter of Invitation.

       Participation in the Program will take effect by the Participant sending the Letter of Invitation to the Company, duly signed.

       The Options shall be deemed to be granted on the date fixed for the purpose in the Letter of Invitation (hereinafter, "Grant Date").

3.2    Exercise Price

       Each Option shall grant the Participant the right to acquire one ordinary fully paid up share in the Company on prior payment of the fixed exercise price established in the Letter of Invitation (hereinafter, the "Exercise Price"), and the Participant must furthermore provide the Company with the funds necessary to pay the taxes, payment on account of tax or withholdings resulting from the exercise thereof.

3.3    Non-Transferability of the Options

       The Options shall be of a completely personal nature and therefore may not be transferred to third parties except in the cases and on the terms and conditions set out in this document.

3.4    Scope of the Options

       The Options do not accord the Participant the status of shareholder in the Company nor, therefore, the voting and financial rights inherent in such status.

       In the event that the Company undergoes a structural modification which involves its extinction (for example, if it is merged into another company), the Options shall be deemed to relate to shares in the company which replaces it.

4.     EXERCISE OF THE OPTIONS

4.1    Exercise of the Options

       The Options may only be exercised on the exercise dates established in the Letter of Invitation (each of them individually hereinafter referred to as "Exercise Date" and collectively as the "Exercise Dates").

4.2    Exercise Dates

       The Participant may exercise his or her Options in accordance with the timetable established in the Letter of Invitation without prejudice to the ability of the Company to modify the Exercise Dates established in the Letter of Invitation on the grounds that they may be prejudicial to the interests thereof. The Company shall in any event give appropriate notice in good time to the Participant of the new Exercise Date/s.

       Options not exercised on any of the Exercise Dates may be successively exercised on any of the following Exercise Dates.

4.3    Terms and Conditions of Exercise

       Uninterrupted continuation of the employment relationship. In order to exercise the Options, the Participant must have continued without interruption in his or her employment relationship with one of the Terra Lycos Group companies from the Grant Date to the corresponding Exercise Date.

       Without prejudice to the foregoing, the Participant shall be entitled to exercise the Options when his or her employment relationship with one of the Terra Lycos Group companies has been suspended for one of the following reasons:

       a) Temporary disability recognised by the competent public health service.

       b) Maternity, risk during pregnancy and adoption and sheltering, on a pre-adoption or permanent basis, of those under six years old, in situations recognised by the competent public authorities in each case or in default thereof so considered by the Company on objective criteria.

       c) Leave granted by the corresponding Terra Lycos Group company to cover a position in another Terra Lycos Group company.

       d)     Financial, technical and organisational reasons or force majeure.

       e) Any others to the extent that the corresponding Terra Lycos Group company continues to have obligations of an employment nature (or equivalent in other jurisdictions) to the Participant.

       f) Any other grounds similar or analogous to the above under which, in accordance with the purpose of the Program, the Terra Lycos Group wishes the Participant to maintain his or her right to exercise the Options.

4.4    Exercise Procedure

       The Company shall send to the Participant the Letter-Notification informing the same of the method of settling the Options at least thirty
       (30) days prior to the Exercise Date.

       Participants who wish to exercise their Options should state their intention to exercise by returning the Letter-Notification to the Company duly completed and signed.

       For the purposes of settling the Options in accordance with the provisions of the foregoing paragraph, the Company shall only take into account Letter-Notifications received at least ten (10) days prior to the corresponding Exercise Date.

       The Letter-Notifications shall contain the irrevocable decision of the Participant to exercise his or her Options as well as the corresponding information depending on the appropriate settlement procedure.

       In accordance with the provisions of the foregoing sub-section 4.2, the Company shall notify the Participant of an intention to modify the Exercise Date at least thirty (30) days prior to the initially planned Exercise Date and make all efforts to indicate the new Exercise Date at the same time.

       The new Exercise Date must in any event be notified by means of the corresponding Letter-Notification and the same shall not imply any modification of the Option exercise procedure indicated in this document nor of the subsequent Exercise Dates indicated in the Letter of Invitation.

5.     SETTLEMENT OF THE OPTIONS

5.1    Settlement Procedure

       The Company may elect to settle the Participant's Options (i) by delivering all of the shares corresponding to the Options exercised on prior payment of the Exercise Price, or (ii) without prior payment, by delivery of the difference between the market price of the shares and the Exercise Price, whether in cash, shares or a combination of the two (hereinafter, "settlement by differences"), or (iii) by a combination of the two.

5.2    Calculation of the Net Profit per Option

       In order to calculate the Net Profit per Option, the Company shall proceed as indicated below:

       (i) It shall determine the "Option Settlement Value" as the arithmetical mean of the closing price of the shares on the Madrid Stock Exchange over the five days prior to the Exercise Date.

       (ii) It shall determine the "Gross Profit per Option" as the result of deducting the Exercise Price from the Option Settlement Value.

       (iii) It shall determine the "Net Profit per Option", by deducting the taxes and/or withholdings or payments on account of tax which must be made by the Company in accordance with the corresponding tax legislation in each jurisdiction (hereinafter, the "Taxes") from the Gross Profit per Option.

5.3    Settlement Procedure on prior payment up in cash

       The Participant shall be entitled to acquire as many shares in the Company as Options exercised. For these purposes, the Company shall debit the Option Exercise Price plus the Taxes resulting from settlement of the Options to the bank account designated by the Participant in the Letter-Notification and deliver the corresponding shares to the Participant.

       The Company shall notify the Participant of the amount owing as a result of settlement of the Options and applicable taxes. In the event that the Company has not been able to collect the Exercise Price in accordance with the provisions of the foregoing paragraph as the result of an insufficient balance on the bank account designated by the Participant or for other reasons attributable thereto, it shall be deemed that the

       Participant has waived all rights deriving from exercise of the corresponding Options.

5.4    Settlement by Differences Procedure

       In the event of settlement by differences, the Company shall deliver a net amount, in shares or in cash as it deems fit, after deducting the amounts which the Option holder is under an obligation to pay in relation to exercise of his or her Option, i.e. the Exercise Price and corresponding Taxes.

       To this end the Company shall firstly calculate the Net Profit on the Options exercised.

       In the case of settlement by differences in shares, the Company shall transfer, for account of the Participant, such shares as may be necessary to obtain the sum of the Exercise Price and the corresponding Taxes on the Options exercised. For these purposes, the Participant has authorised the Company by signature of the Letter of Invitation to transfer the necessary shares on his or her behalf to obtain the said sum. The Company shall make a prior estimate of the taxes generated by settlement of the Options and shall use its best efforts to deliver to the Participant the net profit after tax corresponding thereto. Capital gains or losses generated as a result of the said sales shall be for account of the Participant. If the price obtained from transfer of the shares is insufficient to cover the Exercise Price and the Taxes, the Company may debit the difference between the amounts obtained and the Exercise Price plus Taxes to the account of the Participant.

       The remaining shares after the Exercise Price and the applicable amount of taxes has been obtained shall be deposited in the securities account designated by the Participant within the shortest possible time after the Exercise Date.

       If, as a result of the foregoing, the resulting number of shares is not a whole number, delivery shall be made to the Participant of the whole number of shares by rounding down to the nearest whole number and the difference relating to the remaining share fraction remaining shall be delivered to the same in cash.

       In the event of settlement by differences in cash, the Company shall transfer the whole of the shares of the Participant on behalf and for account thereof during the period of five days prior to the Exercise Date. With the proceeds of the transfer, the Company shall retain the sum of the Exercise Price and the Taxes corresponding to the Options exercised and deposit the remainder of the amounts obtained in the cash account designated by the Participant within the shortest possible time after the Exercise Date.

5.5    Value Adjustments

       In the event of dilution of the value of shares in the Company as the result of company operations carried out in the interests of the Company (for example, capital increases wholly or partially paid up, capital reductions with return of contributions, capital increases with the issue of shares at a price lower than their list price, reduction in the nominal amount of shares or share split or any other similar which in the view of the Company has the effect of dilution), the corresponding value adjustments shall be made in accordance with objective criteria as determined by the Company's auditors who shall report on the existence of the dilution and quantify the same.

6.     EARLY SETTLEMENT OF OPTIONS

6.1    Cases of Early Settlement

       The Participant shall be entitled to early settlement of his or her Options on the terms set out in this section in the following cases:

       (a) Dismissal. In the event of unilateral dismissal by the Company declared unfair by a firm judgment of a court or by agreement reached by way of judicial or non-judicial settlement.

       (b) Termination as a result of breach by the Company. In the event of termination of contract by the Participant due to a serious culpable breach by the Company of its obligations pursuant to the provisions of applicable legislation so declared by firm judicial decision or by agreement reached by way of judicial or non-judicial settlement before the bodies with competence in each case.

       (c) Retirement. In the event of retirement and early retirement on the initiative of the Company, either individually or linked to redundancy proceedings.

       (d) Disability. In the event of a declaration of disability which definitively prevents the employment services from being provided, acknowledged by the Public Authority competent for the purpose or by a final judgment of a court, which gives rise to extinction of the employment relationship with the Company.

       (e) Death. In the event of the death of the Participant, his or her successors in title shall be entitled to receive the results of early settlement of the Options.

       (f) Mutual agreement or unilateral withdrawal by the Participant. In the event of termination of the employment relationship by mutual agreement between the Participant and any of the Terra Lycos Group companies, or on unilateral withdrawal by the Participant with compensation pursuant to the provisions of Section 10.3 of Royal Decree 1382/1985 if the said Royal Decree is applicable to the Participant. The said agreement may provide for partial settlement of the Options.

       (g) Substantial reduction in the liquidity of the shares. In the event that, as a result of concentration of ownership of the shares, the liquidity thereof is substantially reduced, `substantially' taken to mean the existence of a free float of less than 20%. Free float shall mean the volume of ordinary shares of the Company held by persons or entities whose holding in the capital of the company is less than 5%. Both direct and indirect holdings shall be taken into account, within the meaning of Section 53 of the Securities Market Act of 28 July 1988 and Royal Decree 377/1991, of 15 March, for these purposes.

       (h) Exclusion from listing on official secondary markets. In the event of exclusion of the Terra Networks, S.A. shares from listing on Spanish Stock Exchanges by decision of the Spanish Securities Market Commission in accordance with the provisions of the first paragraph of Section 34 of the Securities Market Act, and in the event of an application for exclusion from listing of the Terra Networks, S.A. shares on the said markets submitted by the Company on previously passing the appropriate legal resolutions; and, furthermore, in the event that the Terra Networks, S.A. securities cease to be traded on the North American NASDAQ irrespective of the existing free float.

       (i) Insolvency of the Company. In the event that the Company makes an application for legal temporary receivership, a decision is issued declaring the company bankrupt or other decisions to place the Company under judicial administration.

6.2    Options Affected by Early Settlement

       In the circumstances stipulated in sub-sections (a) to (f) of the foregoing section 6.1, all of the Participant's Options not exercised up to that time in accordance with the procedure laid down in section 5 shall be settled early on the Exercise Date immediately following the occurrence of any of the said circumstances. In the circumstances stipulated in the foregoing sub-section (g), the Options shall be settled early within the five following stock exchange business days from when the Company has firm knowledge that the concentration in ownership which reduces the free float in the terms set out in the said sub-section has taken place if the Takeover Bid takes the form of a share exchange or swap. In the event that a Takeover Bid has been registered, however, with the aim of acquiring by means thereof or together with shares already held by the bidder, at least 80% of the total capital of the company and the report by the Board of Directors reflects acceptance of the bid by a majority of its members, the Options shall be settled early within the five stock exchange business days following that on which the said report is issued, in the case of a Takeover Bid in the form a share exchange or swap.

       If the Takeover Bid is made in cash, then the shares shall be settled as part of the Takeover Bid procedure, the same being delivered for sale on the terms and conditions and within the periods offered.

       In the circumstances stipulated in sub-section (h), the Options shall be settled early in the five business days prior to the date fixed for exclusion from listing by decision of the Spanish Securities Market Commission in accordance with paragraph 1 of Section 35 of the Securities Market Act. If the exclusion from listing is requested by the issuer company and the Spanish Securities Market Commission makes exclusion conditional on the issuer making an exclusion Offer, the Options shall be settled within the first five stock exchange business days following the time when the Company makes the exclusion Offer, if this is in the form of share swap or exchange. If the exclusion Offer is formulated by means of payment in cash, then the shares shall be settled as part of the exclusion Offer procedure, the same being delivered for sale on the terms and conditions and in the periods offered. A similar procedure shall be followed in the case of exclusion of the Terra Networks, S.A. securities from trading on the US NASDAQ.

       In the circumstances stipulated in sub-section (i), the Options shall be settled early within the five business days following the date on which the application is submitted for a legal declaration of temporary receivership or the decision is issued declaring the bankruptcy or other decision resulting in judicial administration of the Company.

       Early settlement of the Options in the cases stipulated in the foregoing sub-section 6.1 shall take place in accordance with the settlement procedure established by the Company for the purpose, provided that the said settlement results in a profit to the Participant; otherwise, early settlement of the Options shall not take place.

7.     EXTINCTION OF THE OPTIONS

       The Options granted to the Participant shall be extinguished on any of the following grounds:

(i) If the final possible Exercise Date for exercising the Options is passed and the Participant has not given effective notice of his or her decision to exercise the Options in due time and manner.

(ii) As a result of termination of the employment relationship except in the cases expressly indicated in these terms and conditions of the Program which give rise to early settlement of the Options on the terms stipulated in the foregoing sub-section 6.1.

(iii) As a result of failure to comply with the requirements laid down for exercise of the Options.

(iv) As a result of serious breach of obligations arising out of the employment relationship with any Terra Lycos Group company, including non-competition provisions. In this latter case, moreover, the Participant shall immediately return the amount or shares received pursuant to the Program to the Company.

       If, after the final Option Exercise Date, (i) the judicial or administrative body with competence in each jurisdiction, in which proceedings have commenced for determining the fairness or unfairness of termination of the employment relationship of the Participant, has not made a finding or its finding is not final, or (ii) the administrative authority or judicial body establishing the degree of disability of the Participant has not pronounced or its pronouncement is not final, the Participant shall maintain his or her status as such and the Company shall withhold the money or shares and residue, if any. After the corresponding decision is issued finding that extinction of the employment relationship is unfair or improper, or a declaration of permanent invalidity is made, the Company shall deliver to the Participant the amount, in cash or shares and residue, if any. In the event that it is declared that the termination of employment relationship is fair, the Participant shall not be entitled to receive any amounts or shares whatsoever.

8.     COMMUNICATIONS

8.1    Form

       All communications between the Company and the Participant in relation to the Options shall be made in writing, by electronic mail, post or fax, unless the law or these terms and conditions otherwise require.

8.2    Addresses

       The address of the Company for the purpose of notices shall be as follows:

       Terra Networks, S.A.
       Plan de Opciones
       Avda. de las Dos Castillas, 33
       Complejo Atica, Edif. 1-1(a) planta
       28223 Pozuelo de Alarcon, Madrid
       Fax: 34.91.452.31.40

       The address of the Participant shall be that designated in the Letter of Invitation delivered to the same.

8.3    Change

       Any change in the foregoing information must be notified in the manner provided in the foregoing sub-section 8.1.

9.     MISCELLANEOUS

9.1    Applicable law

       Exercise and settlement of the Options shall be governed and interpreted in accordance with Spanish law.

9.2    Competent jurisdiction

       This Program shall be subject to the jurisdiction of the Courts of Madrid City in relation to any dispute or disagreement which may arise in relation to the application or interpretation of the content thereof.

10.    Confidentiality

       This document and those in general implementing the Terra Networks, S.A. Option Plan shall be deemed to be Confidential Information. The Parties may only use Confidential Information for purposes connected with the implementation and operation of this Document and to the extent necessary for the said purpose. The contents of the said documents shall not be disclosed to third parties without the prior consent of Terra Networks, S.A. In particular, the Parties undertake to take the necessary measures to prevent unauthorised third parties from gaining access to Confidential Information.

                         GENERAL TERMS AND CONDITIONS

                               U.S. PROGRAM UNDER

                      PHASE II OF THE TERRA NETWORKS, S.A.

                               STOCK OPTION PLAN

                          GENERAL TERMS AND CONDITIONS

                               U.S. PROGRAM UNDER

                      PHASE II OF THE TERRA NETWORKS, S.A.

                               STOCK OPTION PLAN

Terra Networks, S.A., a company validly incorporated and in existence in accordance with the laws of Spain, with its registered office at Nicaragua 54, 08029 Barcelona, and with Fiscal ID number A-82.196.080 (hereinafter, the "Company") has decided to implement this U.S. Program ("Program") under Phase II of the Stock Option Plan of the Company (the "Plan") by granting options (hereinafter, the "Options") in respect of ordinary shares in the Company ("Shares") or American depository receipts or securities with respect to Shares (such Shares, or receipts or securities with respect to Shares, "Securities") for the purpose of enhancing the motivation and loyalty and rewarding the work carried out by employees of the Company and its subsidiaries (collectively, the "Terra Lycos Group") in the United States based on their length of service and strategic contribution to the business of the Company. As used herein, the term "subsidiary" means "subsidiary corporation" as such term is defined in Section 424 of the Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated thereunder.

In order to regulate the terms and conditions of grant and exercise of the Options, the Company has approved the following terms and conditions of the Program which are applicable to all Options granted hereunder and pursuant to the Plan. Options granted hereunder are subject to the Plan.

1.     PARTICIPANTS

Those employees, executives and directors of the Company and its subsidiaries in the United States who are so invited may participate in the Program.

Those employees who are undergoing a trial period at the option Grant Date (as hereinafter defined) shall be deemed to be Participants on condition that they successfully complete the said trial period and fulfil the foregoing conditions. For the purposes of the Program a general trial period is established of six months from the date of joining the Terra Lycos Group.

Participants who are resident for tax purposes outside Spain must evidence this fact prior to each Exercise Date of their Options by means of the corresponding certificate of residency issued by the competent tax authorities according to applicable tax law. Failure to comply with this condition will result in settlement of the Options which the Participant exercises taking place as if the Participant were resident in Spain for tax purposes.

2.     GENERAL FEATURES OF THE PROGRAM

2.1    Nature

       Inclusion of the Participant in the Program shall not entitle the same to participate in subsequent grants or plans which may be established by the Company.

       The profit which the Participant may obtain from his or her participation in the Program shall not form part of his or her normal or established remuneration for the purposes of calculating compensation for dismissal, leaving payment, compensation for redundancy, end of service payment, bonus, compensation for non-competition, length of service bonus, pension or retirement benefits, compensation for early retirement, or damages or any other type of payment due from the Company to the person rendering his or her services.

2.2    Limit of entitlement

       On joining the Program, the Participant acknowledges:

       a)     That his or her participation in the Program is voluntary.

       b) That, except as otherwise stated in this document, entitlement to exercise the Options shall cease at the time when the Participant ceases in his or her employment relationship with each Terra Lycos Group company.

       c) That acceptance by the Participant implies agreement to each and every one of the terms and conditions, and consequently no partial waiver or acceptance thereof shall be permitted.

       Furthermore, when joining the Program, the Participant:

       a) Authorises the Company, and therefore the person or persons responsible for administering the Program, to disclose such information and data which the Company obtains from the Participant to any Terra Lycos Group company for the appropriate administration thereof.

       b) Accepts the authority of the Board of Directors of the Company (the "Board of Directors" or "Board") or an entity to whom authority to administer the Program or the Plan had been delegated, for the implementation, administration and interpretation of the Program and the Plan, as well as its authority to propose and approve the modifications needed to effectuate the intent of the Program or the Plan.

3.     OPTIONS

3.1    Letter of Invitation; Grant Date

       In order to achieve the proposed objectives the Company shall grant to each of the Participants joining the Program the number of Options indicated thereto in the Letter of Invitation.

       The Options shall be deemed to be granted on the date fixed for the purpose in the Letter of Invitation (hereinafter, "Grant Date").

3.2    Exercise Price

       The exercise price under each Option shall be set forth in the Letter of Invitation (hereinafter, the "Exercise Price") and shall not be higher than the fair market value of the Securities covered by the Option on the Grant Date, as determined in good faith by the Board. The Exercise Price of Options granted to officers shall not be less than the fair market value of the Securities covered by the Option on the Grant Date, as determined in good faith by the Board.

3.3    Non-Transferability of the Options

       Except as provided in the Letter of Invitation, the Options shall be of a completely personal nature and therefore may not be transferred to third parties except in the cases and on the terms and conditions set out in this document or the applicable Letter of Invitation.

3.4    No Rights as a Shareholder

       The Options do not accord the Participant the status of shareholder in the Company nor, therefore, the voting and financial rights inherent in such status.

4.     EXERCISE OF THE OPTIONS

4.1    Exercise of the Options

       Unless otherwise specified herein, each Option granted under the Program shall be exercisable as follows:

       (a) Options shall become exercisable in such installments as the Board of Directors may determine and as shall be set forth in the Letter of Invitation.

       (b) Once an installment becomes exercisable, it shall remain exercisable until the expiration or termination of the Option, unless otherwise specified by the Board of Directors and set forth in the Letter of Invitation.

       (c) Installments that are exercisable may be exercised at any time or from time to time, in whole or in part, for up to the total number of Securities then exercisable.

       (d) The Board of Directors shall have the right to accelerate the date of exercise of any installment or any Option.

4.2    Terms and Conditions of Exercise

       Uninterrupted continuation of the employment relationship. In order to exercise the Options, the Participant must have continued without interruption in his or her employment relationship with one of the Terra Lycos Group companies from the Grant Date to the corresponding Exercise Date; however, (x) in situations where Participants take approved leave of absence, vesting and exercisability of Options shall be governed by such policies and procedures as are determined in writing by the Board of Directors and (y) a Participant shall be entitled to exercise vested Options when his or her employment relationship with one of the Terra Lycos Group Companies has been terminated for one of the reasons detailed in Section 6(a)(ii) (in such instances, vested Options are exercisable until termination of the Option, as specified in such Section).

4.3     Exercise Procedure

       (a) Options granted under the Program may provide for the payment of the exercise price by delivery of cash or a check payable to the order of the Company in an amount equal to the exercise price of such Options.

       (b) To the extent that the right to purchase Securities under an Option has accrued and is in effect, Options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the Option, to the Company, stating the number of Securities with respect to which the Option is being exercised, accompanied by payment in full for such Securities as provided in subparagraph (a) above.

5.     SHARES AVAILABLE FOR OPTIONS

In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Securities or other securities of the Company, issuance of warrants or other rights to purchase Securities or other securities of the Company, or other similar corporate transaction or event affects the Securities such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Program, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Securities (or other property) which thereafter may be made the subject of Options, (ii) the number and type of Securities (or other property) subject to outstanding Options, and
(iii) the grant, purchase, or exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option.

6.     OPTION GRANTS

(a)    The Options granted to the Participant shall terminate as follows:

(i) Each Option shall expire not more than five (5) years from the date of granting thereof, but may be subject to earlier termination as provided in the applicable Letter of Invitation.

(ii) Ninety days following the termination of the employment relationship; provided, however, that (a) if the termination of employment is because the Participant has become permanently disabled (within the meaning of Section 22(e) of the Internal Revenue Code of 1986) then the Option shall terminate 180 days after the Participant ceases to be an employee, or on the date on which the Option expires by its terms, whichever is first, and (b) if the termination of employment is because of the death of the Participant, then the Option shall terminate on the last day of the 12th month following the death of the Participant, or on the date on which the Option expires by its terms, whichever is first. The time periods referred to above may be extended by the Board of Directors in its sole discretion for such time periods following the date the Participant ceases to be an employee of the Company as the Board determines.

(b) Except to the extent that the applicable Letter of Invitation provides otherwise, an Option granted to a Participant who ceases to be an employee of a Terra Lycos Group company shall be exercisable only to the extent that the right to purchase shares under such Option has accrued and is in effect on the date such Participant ceases to be an employee of a Terra Lycos Group company.

7.     COMMUNICATIONS

7.1    Form

       All communications between the Company and the Participant in relation to the Options shall be made in writing, by electronic mail, post or fax, unless the law or these terms and conditions otherwise require.

7.2    Addresses

       The address of the Company for the purpose of notices shall be as follows:

       Lycos, Inc.
       400-2 Totten Pond Road
       Waltham, MA 02451
       Attention: Stock Option Plan
       Fax: 781-370-2600
       E-Mail: us.stock.options@corp.terralycos.com

       The address of the Participant shall be that designated in the Letter of Invitation delivered to the same.

8.     AMENDMENT AND TERMINATION

       (a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in a Letter of Invitation or in the Program or the Plan, the Board may amend, alter suspend, discontinue or terminate the Program, the Plan or any portion thereof at any time; provided, however, that no such action shall be made without (i) shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Option. Notwithstanding anything to the contrary herein, the Board may amend the Program or the Plan in such manner as may be necessary to enable the Program or the Plan to achieve its stated purposes.


       (b) The Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Option theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Option, provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Option theretofore granted under the Program; and provided further that, except as provided in Section 5, no such action shall reduce the exercise price of any Option established at the time of grant thereof.

       (c) The Board shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Program.

       (d) Notwithstanding any provision of the Program or any Letter of Invitation to the contrary, the Board may cause any Option granted hereunder to be canceled in consideration of a cash payment or alternative Option issued to the holder of such canceled Option equal in value to the fair market value of such canceled Option.

       (e) The Board may correct any defect, supply any omission, or reconcile any inconsistency in the Program, the Plan, or any Option in the manner and to the extent it shall deem desirable to carry the Program or the Plan into effect.

9.     MISCELLANEOUS

       (a) No employee, Participant or other person shall have any claim to be granted any Option under the Program or the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Options under the Program or the Plan. The terms and conditions of Options need not be the same with respect to each recipient.


       (b) The Board may delegate to one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Board shall determine, to grant Options, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Options; provided, however, that any delegation to management shall conform with the requirements of applicable law.

       (c) The Company shall be authorized to withhold from any transfer of Securities made under any Option or from any compensation or other amount owing to a Participant the amount (in cash, Securities, other securities or other property) of withholding taxes due in respect of an Option and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Securities, other securities or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

       (d) Nothing contained in the Program or the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

       (e) The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ or service of any Terra Lycos Group company. Further, any such company may at any time dismiss a Participant from employment free from any liability, or any claim under the Program or the Plan, unless otherwise expressly provided in any other agreement binding the parties.

       (f) If any provision of the Program, the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Option, or would disqualify the Program, the Plan or any Option under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Program, the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Program, the Plan and any such Option shall remain in full force and effect.

       (g) Neither the Program, the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company.

       (h) No fractional Securities shall be issued or delivered pursuant to the Program or the Plan or any Option, and the Board shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Securities, or whether such fractional Securities or any rights thereto shall be canceled, terminated or otherwise eliminated.

       (i) This document and those in general implementing the Program and the Plan shall be deemed to be Confidential Information. Participants and Terra Lycos Group companies may only use Confidential Information for purposes connected with the implementation and operation of the Program and the Plan and to the extent necessary for the said purpose. The contents of the said documents shall not be disclosed to third parties without the prior consent of the Company. In particular, Participants and Terra Lycos Group companies undertake to take the necessary measures to prevent unauthorised third parties from gaining access to Confidential Information.

10.    GOVERNING LAW

This Program, its interpretation, performance or any breach thereof, will be construed in accordance with, governed by, and all questions with respect thereto will be determined by, the laws of the Commonwealth of Massachusetts applicable to contracts entered into and wholly to be performed within said state.